Exhibit 10.17

ASSIGNMENT OF INTELLECTUAL PROPERTY

WHEREAS Nutritional High Ltd. (hereinafter referred to as the "Assignee"), having an office and place of business at 77 King Street West, Suite 2905, P.O. Box 121, Toronto, Ontario M5K 1H1, retained Melissa Parks (hereinafter referred to as the "Assignor") having an office and place of business at 797 West 29th Ave #2328, Denver, CO 80202, U.S.A., to create certain recipes and formulae for marijuana "edibles" as set out in Schedule "A" hereto (collectively, the "Works");

AND WHEREAS it is clearly intended that all rights in the Works are to be owned by the Assignee at all times from the point of its inception;

NOW THEREFORE, to all whom it may concern, in consideration of 200,000 common share of the Assignee at a price of $0.005 per common share, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

The Assignor hereby confirms that the Assignor has sold, assigned and transferred, and does hereby sell assign and transfer, and hereby agrees to sell assign and transfer, to the Assignee and the Assignee's successors and assigns the entire right, title and interest, in perpetuity and throughout the world, in and to any and all copyrights and other intellectual property rights it or its employees may have held in any said Works;

And the Assignor hereby warrants and represents that the said Works have been created by, and are wholly original with, the Assignor;

And the Assignor hereby completely and unconditionally waives, in whole, any and all moral rights in, or associated with, the said Works which may have vested in the Assignor or the Assignor's successors or assigns;

And the Assignor hereby agrees to do all such things and to execute any such further documents, assurances, applications, assignments or other instruments as may be required to obtain copyright, copyright registrations, or other forms of registrations or protection which may be available anywhere in the world, and to vest the same in the Assignee, its successors and assigns, without further consideration and from time to time as the Assignee may require.

Executed at Toronto, Ontario, this _6th____ day of June, 2014.

________________________________________	By:___/"Signed"/ Melissa Parks____
Witness	MELISSA PARKS